Exhibit 99.1

BROOKLINE BANCORP, INC.

Corporate Governance Guidelines

The Board of Directors (the “Board”) of Brookline Bancorp, Inc. (the “Company”) has adopted the corporate governance guidelines set forth below to assist and guide the Board in the exercise of its responsibilities.  These guidelines should be interpreted in accordance with any requirements imposed by applicable federal or state law or regulation, the NASDAQ Stock Market, the Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and Amended and Restated Bylaws of the Company (the “Bylaws”).  The Board may review and amend these guidelines from time to time.

I.                                        DIRECTOR QUALIFICATION STANDARDS

•                                          Director Criteria:  The Board shall consider and approve from time to time the criteria that it deems necessary or advisable for prospective Director candidates.  The Board shall have full authority to modify such criteria from time to time as it deems necessary or advisable.

The Board has delegated to the Nominating Committee the responsibility for developing and recommending to the Board for its consideration and approval such criteria for prospective Director candidates as the Nominating Committee deems necessary or advisable.  The Nominating Committee will recommend to the Board from time to time such criteria for its consideration and approval.  The Board may, however, rescind this delegation to the Nominating Committee and thereafter the Board shall have the responsibility for developing and approving from time to time such criteria for prospective Director candidates as it deems necessary or advisable.

•                                          Process For Identifying and Selecting Directors:  The Board has delegated to the Nominating Committee the responsibility of identifying suitable candidates for nomination to the Board (including candidates to fill any vacancies that may occur) and assessing their qualifications in light of the policies and principles in these corporate governance guidelines and the committee’s charter.  The Nominating Committee will recommend prospective Director candidates for the Board’s consideration and review the prospective candidates’ qualifications with the Board.  The Board shall retain the ultimate authority to nominate a candidate for election by the stockholders as a Director or to fill any vacancy that may occur.

•                                          Independence:  At least a majority of the members of the Board shall meet the independence requirements set forth in Rule 5605(b)(1) of the NASDAQ Stock Market Rules.

•                                          Term Limits:  The Board does not believe that arbitrary limits on the number of consecutive terms a Director may serve are appropriate in light of the substantial benefits resulting from a sustained focus on the Company’s business, strategy and industry over a significant period of time.  Each individual’s performance will be assessed by the

Nominating Committee in light of relevant factors in connection with assessments of candidates for nomination to be Directors.

•                                          The Nominating Committee shall be responsible for developing succession plans for the Board as appropriate in light of relevant facts and circumstances.

II.                                   DIRECTOR RESPONSIBILITIES

•                                          Role of Directors:  The business and affairs of the Company are managed under the direction of the Board, acting on behalf of the stockholders.  The Board has delegated to the officers of the Company the authority and responsibility for managing the Company’s everyday affairs.  The Board has an oversight role and is not expected to perform or duplicate the tasks of the CEO or senior management.

•                                          Attendance at Meetings:  Each member of the Board is expected to make reasonable efforts to attend regularly scheduled meetings of the Board and to participate in telephone conference meetings or other special meetings of the Board.  In the event that Directors are unable to make at least 75% of those regular or special meetings (together with the meetings of committees on which such Director serves), the Company will be required to disclose that fact in its annual proxy statement and to the Company’s regulators.  In addition, attendance and participation at meetings is an important component of the Directors’ duties and, as such, attendance rates will be taken into account by the Nominating Committee in connection with assessments of Director candidates for renomination as Directors.

•                                          Time Commitment; Advance Distribution and Review of Materials:  Directors are expected to spend the time needed and meet as frequently as the Board deems necessary or appropriate to discharge their responsibilities.  Senior management is responsible for distributing information and data that are important to the Board’s understanding of the business to be conducted at a Board or Committee meeting to the Directors.  Directors should review these materials in advance of the meeting when reasonably practicable.

III.                              BOARD STRUCTURE

•                                          Size of Board:  The Board presently has 12 members.  The Board reserves the right to increase or decrease the size of the Board, subject to any relevant provisions in the Bylaws, depending on an assessment of the Board’s needs and other relevant circumstances at any given time.

•                                          Committees:  The Board intends at all times to have an Audit Committee, a Compensation Committee and a Nominating Committee.  Each of these standing committees will have a written charter that sets forth the responsibilities of such committee and the qualifications for committee membership.  The Board has established other committees and may from time to time establish additional committees as necessary or appropriate.

•                                          Executive Sessions:  The independent Directors will meet at regularly scheduled executive sessions without management participation and at least once each year an executive session with only independent directors present shall be held.  The Chairman of the Board or, if no Chairman has been elected, the Lead Director of the Board, shall preside at these meetings.  In order that interested parties may be able to make their concerns known to the independent directors, the Company will also disclose a method for such parties to communicate directly and confidentially with the presiding director or with the independent directors as a group.

IV.                               DIRECTOR ACCESS TO MANAGEMENT AND INDEPENDENT ADVISORS

•                                          In carrying out its responsibilities, the Board, and each committee thereof, shall be entitled to rely on the advice and information that it receives from management and such experts, advisors and professionals with whom the Board, or any such committee, may consult.  The Board, and each committee thereof, shall have the authority to request that any officer or employee of the Company, the Company’s outside legal counsel, the Company’s independent auditor or any other professional retained by the Company to render advice to the Company, attend a meeting of the Board, or such committee, or meet with any members of or advisors to the Board.  The Board or any committee thereof shall also have the authority to engage legal, accounting or other advisors to provide it with advice and information in connection with carrying out its or their responsibilities.

V.                                    DIRECTOR COMPENSATION

•                                          The form and amount of Director compensation will be reviewed periodically, but at least annually, by the Compensation Committee, which shall make recommendations to the Board based on such review.  The Board shall retain the ultimate authority to determine the form and amount of Director compensation.

VI.                               DIRECTOR ORIENTATION AND CONTINUING EDUCATION

•                                          The Company will conduct an orientation program for each new Directors within six months following the meeting at which the Director is elected.  The orientation will include presentations by senior management designed to familiarize the new Director with the Company’s business and strategic plans, key policies and practices, principal officers and management structure, auditing and compliance processes and its code of business conduct and ethics.

•                                          The Company’s executive management team will be responsible for periodically providing materials or briefing sessions for continuing Directors on topics that will assist them in discharging their duties.

VII.                          ANNUAL PERFORMANCE EVALUATION OF THE BOARD AND COMMITTEES

•                                         The Board will conduct a self-evaluation at least annually for the purpose of determining whether it and its committees are functioning effectively, and each committee of the

Board will conduct a self-evaluation at least annually for the purpose of determining whether it is functioning effectively.  These evaluations will consider the performance of the board or the committee, as the case may be, as a unit.

•                                          The Nominating Committee will oversee the evaluation process.

VIII.       MISCELLANEOUS

•                                          The Board believes that the management should be responsible for communications with the press, media and other outside parties made on behalf of the Company, though individual Board members may, at the request of management or of the Board, communicate with outside parties on behalf of the Company.

•                                          These guidelines are not intended to modify, extinguish or in any other manner limit the indemnification, exculpation and similar rights available to the Directors of the Company under applicable law and/or the Certificate of Incorporation and/or the Bylaws.

•                                          Although these corporate governance guidelines have been approved by the Board, it is expected that these guidelines will evolve over time as customary practice and legal requirements change.  In particular, guidelines that encompass legal, regulatory or exchange requirements as they currently exist will be deemed to be modified as and to the extent such legal, regulatory or exchange requirements are modified.  In addition, the guidelines may also be amended by the Board at any time as it deems appropriate.

EFFECTIVE DATE:  January 7, 2013